Exhibit 3.1(b)

ARTICLES OF INCORPORATION OF
FIBERGLASS.COM, INC.
A UTAH CORPORATION

The undersigned, acting as the incorporator of Fiberglass.com, Inc., a Utah corporation, herby states these Articles of Incorporation.

ARTICLE I

The name of the corporation is Fiberglass.com, Inc.

ARTICLE II

The duration of the corporation is perpetual.

ARTICLE III

The corporation is organized for the purposes, without limitation, of doing all things and engaging in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in, even though not expressly stated herein.
ARTICLE IV
The corporation shall have authority to issue 150,000,000 shares, with each outstanding share having one vote per share on all matters to be voted upon by the shareholders; provided that the Board of Directors is authorized to create and designate one or more series of shares and to designate relative preferences, limitations and rights of the series in accordance with sections 16-10-602 and 16-10a-1002(1)(e) of the Utah Revised Business Corporation Act.
ARTICLE V

INCORPORATOR

The name and address of the incorporator of the corporation is:

Steven L. Taylor
175 East 400 South, Suite 900
Salt Lake City, Utah 84111

REGISTERED AGENT

The name and address of the initial registered office and agent of the corporation is:

Steven L. Taylor
175 East 400 South, Suite 900
Salt Lake City, Utah 84111

Dated this 27th   day of   December, 2006

/s/ Steven L Taylor
Steven L. Taylor
ACKNOWLEDGEMENT
STATE OF UTAH	:
: ss.
COUNTY OF SALT LAKE	:

On the _27th____ day of __December_, 2006, personally appeared before me Steven L. Taylor, personally known to me to be the person who signed the forgoing Articles of Incorporation.

{state of Utah seal}
/s/ Jan W Peterson
Notary Public

REGISTERED AGENT ACKNOWLEDGEMENT

I, Steven L. Taylor, hereby acknowledge my appointment as Registered Agent of the foregoing corporation, Fiberglass.com, Inc.

/s/ Steven L Taylor
Steven L. Taylor

STATE OF UTAH	:
:ss.
COUNTY OF SALT LAKE	:

On the _27th_____ day of __December_, 2006, personally appeared before me Steven L. Taylor, known to me to be the person who executed the forgoing Registered Agent Acknowledgement.

{state of Utah seal}
/s/ Jan W Peterson
Notary Public